Exhibit 10.47

THIRD AMENDMENT TO FINANCING AGREEMENT

This THIRD AMENDMENT TO FINANCING AGREEMENT, dated as of December 27, 2002 (this “Amendment”), is entered into by and among FiberMark, Inc., a Delaware corporation (“FiberMark”), FiberMark Durable Specialties, Inc., a Delaware corporation, FiberMark North America, Inc., a Delaware corporation (formerly known as FiberMark Filter and Technical Products, Inc.), FiberMark Office Products, LLC, a Vermont limited liability company, FiberMark DSI Inc., a New York corporation (each individually a “Borrower” and collectively, the “Borrowers”), The CIT Group/Business Credit, Inc., a New York corporation (in its capacity as agent for the Lenders, the “Agent”) and the Lenders.

A.            The Borrowers, FiberMark, the Lenders and the Agent are parties to that certain Fourth Amended and Restated Financing Agreement and Guaranty dated as of January 31, 2002 (the “Original Financing Agreement”), as amended by that certain First Amendment to Financing Agreement dated as of April 8, 2002 (the “First Amendment”) and that certain Second Amendment to Financing Agreement dated as of October 31, 2002 (the “Second Amendment”).  The term “Financing Agreement” as used herein means the Original Financing Agreement as amended by the First Amendment and the Second Amendment.  Pursuant to, and on the terms and conditions of, the Financing Agreement the Lenders have agreed to extend credit to the Borrowers.

B.            The Obligors have requested that the Lenders establish a subfacility of $10,000,000, a portion of which shall be used for capital expenditures by one or more Borrowers and a portion of which shall be used for working capital and general corporate purposes by one or more Borrowers.  The Lenders, on the terms and conditions, and subject to the limitations, set forth herein, are willing to modify the Financing Agreement to provide for such subfacility.

Accordingly, the Borrowers, the Guarantors, the Lenders and the Agent agree as follows:

1.                                      Defined Terms.  All initially-capitalized terms not otherwise defined herein have the meanings ascribed to them in the Financing Agreement, unless the context clearly indicates otherwise.

2.                                      Amendments to Financing Agreement.

2.1                               Amendments to Article I.

(a)           Each definition set forth below is hereby added to Article I of the Financing Agreement in proper alphabetical order:

“Aggregate Capex Principal” means, as of any date of determination, the aggregate outstanding principal balance of all Capex Loans as of the applicable date.

“Calendar Quarter” means each consecutive three (3) month period ending on a Quarterly Payment Date.

“Capex Availability” means the lesser of (a) the Capex Subfacility less the aggregate original principal amount of all Capex Loans previously funded; and

(b) the Revolving Credit Facility less the outstanding aggregate amount of all outstanding Obligations of all the Borrowers taken together.

“Capex Loan” means the Initial Capex Loan and each subsequent advance under the Capex Subfacility.

“Capex Loan Maturity Date” means, with respect to each Capex Loan, the earlier of (a) the Quarterly Payment Date that is two (2) years and nine (9) months from the first Quarterly Payment Date on which a payment is due with respect to such Capex Loan and (b) the Revolving Credit Commitment Termination Date.

“Capex Prepayment Premium” means, with respect to any prepayment of all or any portion of a Capex Loan, as of any date of determination, an amount equal to the outstanding principal of such Capex Loan being prepaid as of such date multiplied by the applicable percentage set forth below:

Date of Payment	Percentage
Prior to the date that is 12 months from the date such Capex Loan is funded	1.75%
On or after the date that is 12 months, but prior to the date that is 24 months, from the date such Capex Loan is funded	0.75%
Anytime thereafter prior to the applicable Capex Loan Maturity Date	0.50%

“Capex Subfacility” means an amount equal to $10,000,000.

“Converting Facilities Equipment” means all currently owned or hereafter acquired interest of Borrowers, or any of them, in the machinery, equipment, furnishings and fixtures described on Schedule 1.01A, and all additions, substitutions and replacements thereof, together with (a) all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; (b) all software and intellectual property used in connection with the foregoing or that is necessary for the operation of the foregoing in the ordinary course and in a manner that is safe and that complies with applicable law; and (c) all proceeds and products of the foregoing, of whatever sort.

“Converting Facilities Equipment’s Net OLV” means the net orderly liquidation value of the Converting Facilities Equipment as set forth in that certain appraisal dated November 8, 2002, with an effective date of September 20, 2002, by DoveBid Valuation Services, Inc.

“Equipment Costs” means, with respect to Financed Equipment, an amount not in excess of eighty percent (80%) of the acquisition costs of such Financed Equipment (determined at the time of acquisition), exclusive of costs related to assembly, installation, maintenance, shipping, taxes and import or custom charges related thereto.

“Financed Equipment” means any equipment purchased by a Borrower and financed in whole or in part with the proceeds of a Capex Loan, together with (a) all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; (b) all software and intellectual property used in connection with the foregoing or that is necessary for the operation of the foregoing in the ordinary course and in a manner that is safe and that complies with applicable law; and (c) all proceeds and products of the foregoing, of whatever sort.

“Initial Capex Loan” means the initial advance under the Capex Subfacility, to be funded on the date hereof in the amount of the Initial Capex Loan Amount.

“Initial Capex Loan Amount” means the lesser of (a) eighty-five percent (85%) of the Converting Facilities Equipment’s Net OLV and (b) Three Million Dollars ($3,000,000).

“Lowville Capex Loan” means an advance to be made under the Capex Subfacility the proceeds of which will be used by a Borrower to purchase Financed Equipment installed, or to be installed, at that certain real property more commonly known as 7740 West Street, Lowville, New York.

(b)           The following definitions set forth in Article I of the Financing Agreement are hereby amended and restated to read in their entirety as set forth below:

“Applicable Lending Office” means, for each of the Lenders, the lending office of such Lender (or of an Affiliate of such Lender) designated as such for such Type of Loan on the signature page hereto or in the applicable Assignment and Acceptance Agreement or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Agent and the Borrowers as the office by which its Revolving Credit Loans or Capex Loans of such Type are to be made and maintained.

“Applicable Margin” means (a) with respect to all Revolving Credit Loans, the relevant “Applicable Margin”, determined in accordance with Schedule 1.01 based on the Leverage Ratio as of the date of determination; and (b) with respect to (i) Capex Loans that are Libor Rate Loans, three and one-half percent (3.50%) and (ii) Capex Loans that are Chase Manhattan Bank Rate Loans, two percent (2.00%).

“Availability” means:

(a)                                  Through the date on which the financial statements described in Section 9.01(a) hereof are delivered to the Agent for the period ending December 31, 2003, which demonstrate compliance with the financial covenants set forth in Sections 11.01, 11.02 and 11.03 hereof, the excess of

(i)            the least of (A) the Borrowing Base plus the Aggregate Capex Principal; (B) the Revolving Credit Facility; and (C) the 1996 Indenture Limit; over

(ii)           the sum of (A) the outstanding aggregate amount of all outstanding Obligations of all the Borrowers taken together, and (B) the Availability Block; and

(b)                                 After the date on which the financial statements described in Section 9.01(a) hereof are delivered to the Agent for the period ending December 31, 2003, which demonstrate compliance with the financial covenants set forth in Sections 11.01, 11.02 and 11.03 hereof, the excess of

(i)            the least of (A) the Borrowing Base plus the Aggregate Capex Principal; (B) the Revolving Credit Facility; and (C) the 1996 Indenture Limit; over

(ii)           the outstanding aggregate amount of all outstanding Obligations of all the Borrowers taken together.

“Chase Manhattan Bank Rate Loans” means that portion of the Revolving Credit Loans or any Capex Loan with respect to which a Borrower has elected to use the Chase Manhattan Bank Rate for interest rate calculations.

“Collateral” means, collectively, (i) all of each Obligor’s right, title and interest, whether now owned or hereafter acquired, in and to all present and future Accounts and Inventory, wherever located, including all rights under all permits granted in favor of any Borrower relating to the facility in Brattleboro, Vermont and to any facility at which any Financed Equipment or the Converting Facilities Equipment is located; and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles); (ii) the Brattleboro Collateral; (iii) all of each Obligor’s right, title and interest, whenever acquired, in the Financed Equipment, together with all additions or accessions thereto and replacements or substitutions thereof and all proceeds and products of any and all of the foregoing, in whatever form; and (iv) all of each Obligor’s right, title and interest, whenever acquired, in the Converting Facilities Equipment, together with all additions or accessions thereto and replacements or substitutions thereof and all proceeds and products of any and all of the foregoing, in whatever form.

“Lender Loan Commitment” means, with respect to each Lender’s making of the Revolving Credit Loans and the Capex Loans, the obligation of such Lender to make Revolving Credit Loans and Capex Loans under this Financing Agreement up to the aggregate principal amount outstanding at any time equal to the sum of its Revolving Credit Commitment and its Pro Rata Share of the Overadvance Availability.

“Libor Period” or “Libor Rate Period” means a thirty (30) day, sixty (60) day, or ninety (90) day interest period with respect to Libor Rate Loans, as selected by a Borrower.

“Libor Rate Loans” means that portion of the Revolving Credit Loans or any Capex Loan with respect to which a Borrower has elected to use the Libor Rate for the interest calculations.

“Permitted Encumbrances” means:

(a)           Liens expressly permitted, or consented to, by the Agent;

(b)           Customarily Permitted Liens;

(c)           Liens granted the Agent by an Obligor;

(d)           Liens of judgment creditors provided such Liens do not exceed, in the aggregate, at any time, Two Hundred Fifty Thousand Dollars ($250,000) (other than Liens bonded or insured to the reasonable satisfaction of the Agent);

(e)           Liens for taxes not yet due and payable or which are the subject of a Good Faith Contest and which Liens are not (x) other than with respect to Real Estate, senior to the Liens of the Agent or (y) for taxes due the United States of America; provided, however, that in no event shall any Environmental Lien be deemed to be a Permitted Encumbrance;

(f)            Liens granted by any Obligor on any of its assets other than (i) the Brattleboro Collateral, the Financed Equipment or the Converting Facilities Equipment, (ii) such Obligor’s Accounts, (iii) such Obligor’s Inventory, or (iv) such Obligor’s equity interest, direct or indirect, in any of its Subsidiaries, other than in non-Domestic Subsidiaries acquired after the date of this Financing Agreement that own neither (x) any equity interest in a Domestic Subsidiary of any Obligor, (y) any equity interest in a non-Domestic Subsidiary of any Obligor owned as of the date of this Financing Agreement, nor (z) any property described in any of the preceding clauses (i) through (iii) of this paragraph (f) that has been, or is, acquired from an Obligor; and

(g)           Purchase Money Liens.

“Pro Rata Share” means, for purposes of this Financing Agreement and with respect to each Lender, in the case of the Revolving Credit Loans, the Capex Loans, the Unused Line Fees and the Overadvances, a fraction, the numerator of which is such Lender’s Revolving Credit Commitment and the denominator of which is the total of all the Lenders’ Revolving Credit Commitments.

“Purchase Money Liens” means Liens on any item of equipment (other than the Financed Equipment and, if applicable, the Converting Facilities Equipment) acquired by an Obligor after the Closing Date, provided that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the property so acquired is furnished to the Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate for all Obligors, Five Hundred Thousand Dollars ($500,000) in any Fiscal Year.

“Required Lenders” means, on the date calculation of Required Lenders is made, the Lenders having Revolving Credit Commitments to lend at least sixty-six and two-thirds percent (66 2/3%) of the Revolving Credit Loans hereunder (or if the Revolving Credit Commitments have terminated and there remain outstanding Revolving Credit Loans or Capex Loans, Lenders holding sixty-six and two-thirds percent (66 2/3%) of the sum of the Revolving Credit Loans plus the Aggregate Capex Principal); provided that for so long as there are only two Lenders (each of them an Initial Lender or an assignee of the entire Pro Rata Share of the Revolving Credit Facility initially owned by one of the Initial Lenders), each of which has a 50% Pro Rata Share, Required Lenders shall mean CITBC and any assignee of CITBC’s entire Pro Rata Share of the Revolving Credit Facility.

“Settlement Date” means the date each week on which the Agent and the Lenders shall settle amongst themselves so that the Agent shall not have, as Agent, any money at risk and on such Settlement Date each of the Lenders shall have its Pro Rata Share of all outstanding Revolving Credit Loans and Capex Loans, based upon its Revolving Credit Commitment.  Notwithstanding the previous sentence, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Credit Loans, Capex Loans or other Obligations, the Agent may, at its discretion, elect to settle its and the Lenders’ accounts more often than weekly.

“Unused Line Fee” means the aggregate fee due to the Agent for the ratable benefit of the Lenders at the end of each Calendar Quarter for each Lender Loan Commitment, determined by multiplying the difference between the Revolving Credit Facility and the average daily amount of the outstanding Revolving Credit Loans and Capex Loans for such Calendar Quarter by the applicable rate set forth on Schedule 1.01 for the number of days in said Calendar Quarter.

2.2                               Usage of “Revolving Credit Loans”.

(a)           In each of the following Sections of the Financing Agreement, each instance of the term “Revolving Credit Loans” is hereby amended and restated to read “Revolving Credit Loans and Capex Loans”:  3.08, 3.16, 3.18, 3.20, 14.03 and 14.07.

(b)           In each of the following Sections of the Financing Agreement, each instance of the term “Revolving Credit Loans” is hereby amended and restated to read “Revolving Credit Loans and/or Capex Loans”:  3.17, 13.10 (provided that any new loans made pursuant to the last two sentences of the second paragraph thereof shall be made as Revolving Credit Loans), 14.01, 14.04 and 14.06.

(c)           In Section 12.02 of the Financing Agreement, each of the first two instances of the term “Revolving Credit Loans” is hereby amended and restated to read “Revolving Credit Loans and/or Capex Loans”.

(d)           Clause (a) of Section 12.02 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

(a) declare (i) the Revolving Credit Commitments terminated, whereupon such Revolving Credit Commitments shall forthwith terminate immediately and any accrued fees shall forthwith become due and payable and (ii) all Obligations and all other amounts payable under this Financing Agreement and any other Loan Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand or protest of any kind, all of which are hereby waived by the Borrowers, anything contained in this Financing Agreement to the contrary notwithstanding, and, as liquidated damages for loss of a bargain and not as a penalty, a lost transaction fee shall be due and payable in addition to the accelerated amounts set forth herein equal to the full outstanding principal amounts of the Revolving Credit Loans being accelerated multiplied by two percent (2%) plus the Capex Prepayment Premium;

(e)           In the first paragraph of each of Article IX and Article X of the Financing Agreement, each instance of the term “Revolving Credit Loans” is hereby amended and restated to read “Revolving Credit Loans and/or Capex Loans”.

(f)            In Section 13.08 of the Financing Agreement, the term “Revolving Credit Loan” is hereby amended and restated to read “Revolving Credit Loan and/or Capex Loan”.

(g)           In Section 14.01 of the Financing Agreement, each instance of the term “Revolving Credit Note” is hereby amended and restated to read “Revolving Credit Note and/or Capex Loan” and each instance of the term “Revolving Credit Notes” is hereby amended and restated to read “Revolving Credit Notes and/or Capex Loans”.

2.3                               Amended and Restated Section 3.01 of the Financing Agreement.  Section 3.01 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

Section 3.01.          Revolving Credit Loans.  Subject to the terms and conditions of this Financing Agreement, each Lender severally agrees to make loans (together with all “Revolving Credit Loans,” as defined in, and made pursuant to, the September 1999 Agreement that remain outstanding as of the Closing Date, “Revolving Credit Loans”) to each Borrower from time to time during the period from the Closing Date to the Revolving Credit Commitment Termination Date, provided that, subject to Section 3.03, (a) the amount of each Revolving Credit Loan does not exceed the then effective Availability, and (b) the aggregate principal amount of all Revolving Credit Loans outstanding at any time plus the L/C Outstandings does not exceed the lesser of:  (i) the Revolving Credit Facility minus the Aggregate Capex Principal and (ii) the then effective Borrowing Base (“Revolving Credit Limit”).  Within the limits of the Revolving Credit Limit each Borrower may borrow, make a payment pursuant to Section 3.10, and reborrow under this Section 3.01.  The Revolving Credit Loans may be outstanding as Chase Manhattan Bank Rate Loans or Libor Rate Loans.  Each Type of Revolving Credit Loan of each Lender shall be made and maintained at such Lender’s Applicable Lending Office for such Type of Loan.  Each “Revolving Credit Loan,” as defined in, and made pursuant to, the September 1999 Agreement that remains outstanding as of the Closing Date, shall constitute a “Revolving Credit Loan” for purposes of this Financing Agreement (including, without limitation, for purposes of determining Availability).

2.4          Amended and Restated Section 3.09 of the Financing Agreement.  Section 3.09 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

Section 3.09.  Application of Payments.  Subject to Sections 5.03(b) and 9.07 hereof, notwithstanding anything to the contrary contained in this Article 3 or in this Financing Agreement (other than Sections 5.03(b) and 9.07), the Agent shall apply all amounts received by it in payment of Accounts or Obligations of the applicable Borrower in the following order: (i) first to Reimbursement Obligations; (ii) second to Revolving Credit Loans that are Chase Manhattan Bank Rate Loans; (iii) third to Revolving Credit Loans that are Libor Rate Loans; (iv) fourth to Capex Loans that are Chase Manhattan Bank Rate Loans; and (v) fifth to Capex Loans that are Libor Rate Loans; provided, however, (a) upon the occurrence of an Event of Default or (b) in the event the aggregate amount of outstanding Revolving Credit Loans of the Borrowers which are Libor Rate Loans exceeds the Revolving Credit Limit, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business discretion.  In the event that any such amounts are applied to Revolving Credit Loans or Capex Loans of any Borrower which are Libor Rate Loans, such application shall be treated as a prepayment of such loans of such Borrower and the Agent shall be entitled to the Libor Rate Prepayment Premium and the Capex Prepayment Premium with respect thereto.

2.5                               Amended and Restated Section 3.10 of the Financing Agreement.  Section 3.10 of the Financing Agreement is hereby amended and restated to read in its entirety as set forth below:

Section 3.10.          Prepayments.  Subject to the limitation noted below, and without limiting Section 5.03(b) hereof, any Borrower may prepay its Revolving Credit Loans or Capex Loans upon at least one (1) Business Day’s notice to Agent in the case of Chase Manhattan Bank Rate Loans, and at least three (3) Business Day’s notice to Agent in the case of Libor Rate Loans, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (a) each partial prepayment shall be, in the case of a Libor Rate Loan, in a principal amount of not less than One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000); (b) Libor Rate Loans prepaid on any Business Day other than the last day of the Libor Period applicable for such Loan shall require such Borrower to pay the Libor Rate Prepayment Premiums; and (c) any prepayment of all or any part of a Capex Loan shall be accompanied by payment of any applicable Capex Prepayment Premium.

In the event that the Borrowers shall cause the Revolving Credit Facility to be cancelled effective as of any date prior to the then-current Revolving

Credit Commitment Termination Date and FiberMark or any Borrower shall obtain an alternative commitment from another lender for financing, all Borrowers shall prepay all Revolving Credit Loans and Capex Loans in whole with accrued interest to the date of such cancellation and shall provide either (a) cash collateral in an amount equal to 105% of the aggregate amount remaining available to be drawn under all L/Cs or (b) an indemnification, in form and substance reasonably satisfactory to the Agent, from a commercial bank or other financial institution acceptable to the Agent for the L/C Obligations with respect to the L/Cs.  In addition, unless such cancellation is in connection with (i) an offering of senior notes registered under the Securities Exchange Act of 1934, as amended, or (ii) an Asset Acquisition (as defined in either Indenture), the Borrowers shall pay to the Agent, for the ratable account of each Lender, a prepayment fee in the amount of (A) 1% of the Revolving Credit Facility, other than with respect to such portion of the Revolving Credit Facility comprised of Capex Loans and (B) with respect to Capex Loans, the Capex Prepayment Premium.

To the extent that, at any time, the sum of the outstanding principal amount of all the Revolving Credit Loans plus the L/C Outstandings taken together exceeds the Revolving Credit Limit, the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, the amount of such excess which shall be applied by the Agent in the following order: (i) first to Reimbursement Obligations; (ii) second to Revolving Credit Loans that are Chase Manhattan Bank Rate Loans; and (iii) third to Revolving Credit Loans that are Libor Rate Loans.  To the extent that, following such payments and prepayments, the L/C Outstandings exceed the Revolving Credit Limit, the Borrowers shall provide cash collateral to the Agent in an amount equal to 105% of such excess, to be held in accordance with Section 3.02A.

Without limiting Section 5.03(b) hereof, upon any sale, exchange or other disposition of any Financed Equipment or any Converting Facilities Equipment, the proceeds of any such sale, exchange or other disposition shall not be commingled with any Borrower’s other property, but shall be segregated, held by the applicable Borrower in trust for the Lenders as the Lenders’ exclusive property, and shall be delivered immediately by such Borrower to the Agent in the identical form received by the Borrower and shall be (i) applied to payment of the applicable Capex Loan and the payment of any Capex Prepayment Premium and Libor Rate Prepayment Premium, and (ii) to the extent of any excess, returned to the Borrowers or otherwise remitted or applied in accordance with the instructions of the Borrowers.  If the proceeds from any sale, exchange or other disposition of any Financed Equipment or any Converting Facilities Equipment are insufficient to pay in full the outstanding balance of the applicable Capex Loan and all other amounts described in clause (i) of the immediately preceding sentence, then the applicable Borrower shall concurrently pay any such shortfall to the Agent.

2.6          Amended and Restated Section 3.11 of the Financing Agreement.  Section 3.11 of the Financing Agreement is hereby amended and restated to read in its entirety as set forth below:

Section 3.11.  Funding of Revolving Credit Loans and Capex Loans.   The Agent, for the account of the Lenders, shall disburse all Revolving Credit Loans and Capex Loans and shall handle all collections of Collateral and repayment of Obligations.

On each Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of such Settlement Date, each Lender shall have its Pro Rata Share of (i) all outstanding Revolving Credit Loans and (ii) all outstanding Capex Loans, in accordance with its Lender Loan Commitment.

The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to each Borrower.

2.7          Amended and Restated Sections 3.13, 3.14 and 3.15 of the Financing Agreement.  Sections 3.13, 3.14 and 3.15 of the Financing Agreement are hereby amended and restated to read in their entirety as follows:

Section 3.13.  Obligations of Agent and Lenders.  Each Lender is solely responsible for its Pro Rata Share of each Revolving Credit Loan and Capex Loan and neither Agent nor any Lender shall be responsible for, nor assume any obligations for, the failure of any Lender to make available its Pro Rata Share of any such Revolving Credit Loans or Capex Loans.  Should any Lender refuse to make available its Revolving Credit Loans or Capex Loans, then each of the other Lenders may, but without obligation to do so, increase, unilaterally, its portion of the Revolving Credit Loans or Capex Loans in which event the applicable Borrower shall be so obligated to such other Lender.

Nothing contained herein shall be deemed to obligate the Agent to make available to the Borrowers the full amount of a requested Revolving Credit Loan or Capex Loan when the Agent has not received any Lender’s Pro Rata Share of such Revolving Credit Loan or Capex Loan or if the Agent otherwise has any notice that any of the Lenders will not advance its Pro Rata Share thereof.  The Agent, for the account of the Lenders, shall disburse all Revolving Credit Loans and Capex Loans and shall handle all collections of Collateral and repayment of Obligations.

Unless the Agent shall have been notified in writing by any Lender prior to any advance to a Borrower that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to such Borrower for the benefit of such Borrower a corresponding amount.  Absent such notice each Lender’s commitment shall be absolute and unconditional and such Lender shall reimburse the Agent its Pro Rata Share of such borrowing upon demand.  A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error.  If such Lender’s Pro Rata Share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to charge the applicable Borrower’s account with any such amount with interest thereon at the rate per annum applicable to Revolving Credit Loans and/or Capex Loans, as applicable, hereunder, on demand, from the applicable Borrower without prejudice to any rights which the Agent may have against such Lender hereunder.  Nothing contained in this subsection shall relieve any Lender which has failed to make available its Pro Rata Share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.  Nothing contained herein shall be deemed to obligate the Agent to make available to the applicable Borrower the full amount of a requested advance when the Agent has not received any Lender’s Pro Rata Share of such Revolving Credit Loan and/or Capex Loan or if the Agent has any notice that any of the Lenders will not advance its Pro Rata Share thereof.

Section 3.14.   Minimum Amounts.

(a)           The amount of all Revolving Credit Loans borrowed on any given day and the aggregate amount of all Revolving Credit Loans with the same interest rate after giving effect to the conversions and continuations provided for in Section 6.01 shall, in the case of Revolving Credit Loans that are Libor Rate Loans, be in an amount at least equal to One Million Dollars ($1,000,000) or a greater amount which is an integral multiple of One Hundred Thousand Dollars ($100,000) (Revolving Credit Loans that are Libor Rate Loans having different Libor Rate Periods outstanding at the same time shall be deemed separate Loans for purposes of the foregoing, one for each Libor Rate Period).  There shall be no minimum amount of principal applicable to a conversion or continuation of a Revolving Credit Loan that is a Chase Manhattan Bank Rate Loan.

(b)           Each Capex Loan, other than the Initial Capex Loan and the Lowville Capex Loan, shall be in an amount at least equal to One Million Five Hundred Thousand Dollars ($1,500,000) or a greater amount, not in excess of the Equipment Costs, which is an integral multiple of One Hundred Thousand Dollars ($100,000).  Each separate Capex Loan shall, in its entirety, be either a Chase Manhattan Bank Rate Loan or a Libor Rate Loan; provided that any Capex Loan with an outstanding principal balance of less than One Million Dollars ($1,000,000) shall be a Chase Manhattan Bank Rate Loan.  There shall be no minimum amount of principal applicable to a conversion or continuation of a Capex Loan that is a Chase Manhattan Bank Rate Loan.  The amount of the Initial Capex Loan shall be the Initial Capex Loan Amount.

Section 3.15.  Use of Proceeds.

(a)           The proceeds of the Revolving Credit Loans (other than the Capex Loans) shall be used by the applicable Borrower (i) for its working capital and general corporate purposes, and (ii) to make loans to any Obligor for working capital purposes; provided, however, that proceeds of Revolving Credit Loans (other than the Capex Loans) may be used to pay all or a portion of the consideration for the acquisition of stock or assets of another Person only if each of the Restricted Payment Conditions is satisfied with respect to such acquisition.  No Borrower will, directly or indirectly, use any Revolving Credit Loan proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U or X of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

(b)           The proceeds of a Capex Loan, other than the Initial Capex Loan, shall be used by the applicable Borrower solely to pay Equipment Costs of the Financed Equipment as such Equipment Costs are represented to the Lenders in connection with such Borrower’s request for such Capex Loan.  The proceeds of the Initial Capex Loan shall be used by the Borrowers for working capital and general corporate purposes.

2.8          New Article IIIB of the Financing Agreement.  Article IIIB is hereby inserted into the Financing Agreement, immediately following Article IIIA (which was inserted into the Financing Agreement pursuant to the First Amendment), to read in its entirety as follows:

ARTICLE IIIB

CAPEX LOANS

SECTION 3.01B             Capex Loans

(a)           In order to provide financing for working capital and general corporate purposes (with respect to the Initial Capex Loan only) and the purchase by the Borrowers of certain equipment, the Borrowers have requested that the Lenders provide, and the Lenders have agreed to provide, the Capex Subfacility.  Each Lender severally agrees to make Capex Loans to the Borrowers in an aggregate original principal amount not to exceed its Pro Rata Share of the Capex Subfacility.  Each Type of Capex Loan of each Lender shall be made and maintained at such Lender’s Applicable Lending Office for such Type of Loan.  Capex Loans made under the Capex Subfacility shall be subject to the terms and conditions set forth herein.

(b)           In addition to satisfaction of all of the conditions precedent set forth in Section 2.02 (as if the Initial Capex Loan was a Revolving Credit Loan), the obligations of the Lenders to make the Initial Capex Loan shall be subject to the further conditions precedent that:

(i)            the Agent shall have received prior to the funding date, and approved, a request for the Initial Capex Loan from the applicable Borrower(s), which request shall include, in addition to the other information required hereby, a detailed description of the Converting Facilities Equipment, descriptions of the real property on which it is located sufficient for purposes of permitting the filing of an effective fixture filing under the Uniform Commercial Code, as in effect in the jurisdiction in which it is located, and that certain appraisal with respect to the Converting Facilities Equipment dated November 8, 2002, with an effective date of September 20, 2002, by DoveBid Valuation Services, Inc.;

(ii)           the Agent shall have determined, in good faith, that the amount of the Initial Capex Loan will not exceed eighty-five percent (85%) of the Converting Facilities Equipment’s Net OLV;

(iii)          the amount of such Initial Capex Loan shall not exceed Capex Availability, determined immediately prior to funding such Initial Capex Loan (but after giving effect to any Revolving Credit Loans and other Capex Loans made on such date);

(iv)          the Agent shall have received evidence, satisfactory to the Agent, that each Borrower owning an interest in the Converting Facilities Equipment has obtained the insurance described in Section 9.07 with respect to the Converting Facilities Equipment; and

(v)           Borrower shall have delivered to the Agent, in form and substance satisfactory to the Agent, such documentation and evidence that, upon disbursement of the Initial Capex Loan, Lender shall have a perfected security interest in the Converting Facilities Equipment having the priority required under this Agreement, as the Agent may reasonably request.  Such documentation may include, without limitation, financing statements and, if applicable, fixture filings related to the Converting Facilities Equipment.

(c)                                  In addition to satisfaction of all of the conditions precedent set forth in Section 2.02 (as if Capex Loans were Revolving Credit Loans), the obligations of the Lenders to make each Capex Loan, other than the Initial Capex Loan, shall be subject to the further conditions precedent that:

(i)            the Agent shall have received, at least thirty (30) days prior to the requested funding date, and approved, a request for a Capex Loan from the applicable Borrower, which request shall include, in addition to the other information required hereby, a detailed description of the Equipment Costs and Financed Equipment proposed to be acquired therewith;

(ii)           evidence shall have been submitted to the Agent, in form and substance satisfactory to the Agent (which shall include invoices and other contracts for purchases), that the amount of such Capex Loan will not exceed the related Equipment Costs;

(iii)          the requested Capex Loan, other than the Lowville Capex Loan, shall be for an amount of no less than One Million Five Hundred Thousand Dollars ($1,500,000);

(iv)          the amount of such Capex Loan shall not exceed Capex Availability, determined immediately prior to funding such Capex Loan (but after giving effect to any Revolving Credit Loans and other Capex Loans made on such date) and, upon funding such Capex Loan, the original principal amount of all Capex Loans previously made plus such Capex Loan shall not exceed the Capex Subfacility;

(v)           the Agent shall have received evidence satisfactory to the Agent that the disbursement of the Capex Loan will be concurrent with, or within three (3) months after, delivery, assembly and installation of the Financed Equipment to be acquired therewith;

(vi)          the Agent shall have received evidence, satisfactory to the Agent, that the applicable Borrower has obtained the insurance described in Section 9.07 with respect to such Financed Equipment;

(vii)         Borrower shall have delivered to the Agent, in form and substance satisfactory to the Agent, such documentation and evidence that, upon disbursement of the Capex Loan, Lender shall have a perfected security interest in the Financed Equipment having the priority required under this Agreement, as the Agent may reasonably request.  Such documentation may include, without limitation, financing statements and, if applicable, fixture filings related to the Financed Equipment; and

(viii)        no other Capex Loan shall have been funded during the Calendar Quarter on which the requested Capex Loan is to be funded.

(c)                                  Commencing on the second Quarterly Payment Date following the date on which a Capex Loan is made (or if such Capex Loan is made on a Quarterly Payment Date, the first Quarterly Payment Date following the date on which such Capex Loan is made), and continuing on each Quarterly Payment Date thereafter until the Capex Loan Maturity Date for such Capex Loan, Borrower shall make principal amortization payments for each Capex Loan in such amount as would be necessary to fully amortize the principal amount of such Capex Loan on a quarterly straight-line basis in sixteen (16) equal payments of principal.  On each Capex Loan Maturity Date, Borrower shall pay to the Agent, for the ratable benefit of the Lenders, all outstanding principal, accrued and unpaid interest, and any other amounts due under the applicable Capex Loan.

2.9                               New Section 5.01(f) of the Financing Agreement.  Section 5.01(f) is hereby inserted into the Financing Agreement, immediately following Section 5.01(e), to read in its entirety as follows:

(f)            Grant of a Security Interest by Borrowers.  As security for the prompt payment in full of all Obligations, each Borrower hereby pledges and grants to the Agent for the ratable benefit of the Lenders a continuing general Lien upon and security interest in all of its right, title and interest in and to the Financed Equipment and the Converting Facilities Equipment, whether now owned or hereafter acquired, together with all additions or accessions thereto and replacements or substitutions thereof and all proceeds and products of any and all of the foregoing, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles).

2.10                        Amended and Restated Section 5.03 of the Financing Agreement.  Section 5.03 of the Financing Agreement is hereby amended and restated to read in its entirety as set forth below:

Section 5.03.  Covenants Regarding Equipment, Financed Equipment and Converting Facilities Equipment.

(a)           Equipment.  The Equipment is and will only be used by FiberMark Office in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by FiberMark Office without the prior written approval of the Agent.  FiberMark Office will not sell, transfer, lease or otherwise dispose of any of the Equipment constituting a part of the Brattleboro Collateral, or attempt, offer or contract to do so, except for sales of assets permitted by this Financing Agreement.  Concurrently with any such permitted disposition, the property acquired by a transferee in such disposition shall automatically be released from the security interest created by this Financing Agreement (the “Security Interest”).  It is acknowledged and agreed that notwithstanding any release of property from the Security Interest in accordance with the foregoing provisions of this Section 5.03, the Security Interest shall in any event continue in the proceeds of the Brattleboro Collateral.  The Agent shall promptly execute and deliver (and, when appropriate, shall cause any separate agent, co-agent or trustee to execute and deliver) any releases, instruments or documents reasonably requested by FiberMark Office to accomplish or confirm the release of the Equipment constituting a part of the Brattleboro Collateral provided by this Section 5.03.  Any such release of the Equipment constituting a part of the Brattleboro Collateral provided by the Agent shall specifically describe that portion of the Brattleboro Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Agent has not assigned its rights and interests to any other Person).  The Borrowers shall pay all of the Agent’s out-of-pocket expenses in connection with any release of the Brattleboro Collateral.

The Borrowers agree at their own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the Lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary.  The Borrowers also agree to safeguard, protect and hold all Equipment for the Lenders’ account and make no disposition thereof unless the Borrowers first obtain the prior written approval of the Agent.  Any sale, exchange or other disposition of any Equipment shall only be made with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with FiberMark Office’s or any other Borrower’s other property, but shall be segregated, held by the Borrowers in trust for the Lenders as the Lenders’ exclusive property, and shall be delivered immediately by the Borrowers to the Agent in the identical form received by the Borrowers by deposit to the Depository Accounts.  Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non cash proceeds of such sales, exchange or disposition.  As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.  Notwithstanding anything hereinabove contained to the contrary, FiberMark Office may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in FiberMark Office’s operations, provided, however, that (a) the then book value of the Equipment so disposed of does not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any Fiscal Year and (b) the proceeds of such sales or dispositions are delivered to the Agent for the ratable benefit of the Lenders in accordance with the foregoing provisions of this paragraph, except that FiberMark Office may retain and use such proceeds to purchase forthwith replacement Equipment which FiberMark Office determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived.

In the event of any merger of Fibermark Office into another Borrower, or any transfer by Fibermark Office of the Equipment to another Borrower, the covenants set forth in this Section 5.03(a) shall bind such successor/transferee Borrower, as fully as though its name were originally set forth in this Section.

(b)           Financed Equipment and Converting Facilities Equipment.  The Financed Equipment and Converting Facilities Equipment are and will only be used by the Borrowers in their business and will not be held for sale or lease, or removed from the premises on which such Financed Equipment and/or Converting Facilities Equipment is initially (or, in the case of Converting Facilities Equipment, is currently) installed, or otherwise disposed of by any Borrower without the prior written approval of the Agent.  No Borrower shall permit any of the Financed Equipment or Converting Facilities Equipment to be located in any of the Excluded Premises.  The Borrowers agree at their own cost and expense to keep the Financed Equipment and the Converting Facilities Equipment in as good and substantial repair and condition as the same is on the date acquired by a Borrower or at the time the Lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary.  The Borrowers also agree to safeguard, protect and hold all Financed Equipment and Converting Facilities Equipment for the Lenders’ account.  The Borrowers will not sell, transfer, lease or otherwise dispose of any of the Financed Equipment or Converting Facilities Equipment until all of the Capex Loans have been paid in full.  Concurrently with any disposition not prohibited by the immediately preceding sentence, the property acquired by a transferee in such disposition shall automatically be released from the security interest created by this Financing Agreement.  The Agent shall promptly execute and deliver (and, when appropriate, shall cause any separate agent, co-agent or trustee to execute and deliver) any releases, instruments or documents reasonably requested by a Borrower to accomplish or confirm the release of such Financed Equipment or Converting Facilities Equipment.  Any such release of the Financed Equipment or Converting Facilities Equipment provided by the Agent shall specifically describe that portion of the Financed Equipment or Converting Facilities Equipment to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Agent has not assigned its rights and interests to any other Person).  The Borrowers shall pay all of the Agent’s out-of-pocket expenses in connection with any release of the Collateral comprised of Financed Equipment or Converting Facilities Equipment.

While any Capex Loans are outstanding, any sale, exchange or other disposition of any Financed Equipment or Converting Facilities Equipment shall only be made by a Borrower with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with any Borrower’s other property, but shall be segregated, held by the applicable Borrower in trust for the Lenders as the Lenders’ exclusive property, and shall be delivered immediately by such Borrower to the Agent in the identical form received by the Borrower and shall be applied as provided in Section 3.10 hereof.  Upon the sale, exchange, or other disposition of the Financed Equipment or Converting Facilities Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition.  As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

2.11                        Amended and Restated Sections 6.01, 6.02 and 6.05 of the Financing Agreement.  Sections 6.01, 6.02 and 6.05 of the Financing Agreement are hereby amended and restated to read in their entirety as set forth below:

Section 6.01.  Method of Electing Interest Rates.   The Revolving Credit Loans and Capex Loans made to the Borrowers shall bear interest at either the Chase Manhattan Bank Rate or the Libor Rate; provided, however, that with respect to Capex Loans that are Libor Rate Loans (i) in no event shall the applicable Libor Rate Period extend beyond the next Quarterly Payment Date; and (ii) the entire amount of such Capex Loan shall be a Libor Rate Loan.  Thereafter, the applicable Borrower may from time to time elect to change or continue the Type borne by each Revolving Credit Loan or Capex Loan, as follows:

(a)           if such Revolving Credit Loans or Capex Loans are Chase Manhattan Bank Rate Loans, the applicable Borrower may elect to convert such

Revolving Credit Loans or Capex Loans to Libor Rate Loans as of any Business Day; provided that with respect to Capex Loans (i) in no event shall the applicable Libor Rate Period extend beyond the next Quarterly Payment Date; (ii) the entire amount of such Capex Loan shall be a Libor Rate Loan; and (iii) the outstanding principal balance of such Capex Loan exceeds One Million Dollars ($1,000,000).

(b)           if such Revolving Credit Loans or Capex Loans are Libor Rate Loans, the applicable Borrower may elect to convert such Revolving Credit Loans or Capex Loans to Chase Manhattan Bank Rate Loans, or elect to continue such Libor Rate Loans as Libor Rate Loans for an additional Libor Rate Period, in each case effective on the last day of the then current Libor Rate Period applicable to such Revolving Credit Loans or Capex Loans; provided, however, that with respect to Capex Loans in no event shall the applicable Libor Rate Period extend beyond the next Quarterly Payment Date.

Each such election shall be made by delivering a notice substantially in the form of Exhibit C hereto (a “Notice of Interest Rate Selection”) to Agent by (1) 12:00 Noon (New York City time) at least one (1) Business Day before the conversion of a Libor Rate Loan into a Chase Manhattan Bank Rate Loan, or (2) 12:00 Noon (New York City time) at least three (3) Business Days before the conversion of a Chase Manhattan Bank Rate Loan into a Libor Rate Loan or the continuation of a Libor Rate Loan as a Libor Rate Loan.  A Notice of Interest Rate Selection may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Revolving Credit Loan; provided that the portion to which such notice applies, and the remaining portion to which it does not apply, each are sufficient to meet the minimum amount specified in Section 3.14.  A Notice of Interest Rate Selection with respect to a Capex Loan shall apply to the entire principal amount of the relevant Capex Loan.

Each Notice of Interest Rate Selection relating to a Chase Manhattan Bank Rate Loan or Libor Rate Loan shall specify:

(i)  the Revolving Credit Loan (or portion thereof) or the Capex Loan to which such notice applies;

(ii)  the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of the first paragraph of this Section 6.01;

(iii)  if the Revolving Credit Loans or the Capex Loans are to be converted, and if such new Revolving Credit Loans or Capex Loans are Libor Rate Loans, the duration of the initial Libor Rate Period applicable thereto (subject to the limitation with respect to Capex Loans that such Libor Rate Period does not extend beyond the next Quarterly Payment Date); and

(iv)  if such Revolving Credit Loans or Capex Loans are to be continued as Libor Rate Loans for an additional Libor Rate Period, the duration of such additional Libor Rate Period (subject to the limitation with respect to Capex Loans that such Libor Rate Period does not extend beyond the next Quarterly Payment Date).

Each Libor Rate Period specified in a Notice of Interest Rate Selection shall comply with the provisions of the definition of Libor Rate Period.  No conversion into a Libor Rate Loan and no continuation of a Libor Rate Loan shall be permitted when a Default or Event of Default has occurred and is continuing.  If the applicable Borrower fails to deliver a timely Notice of Interest Rate Selection to the Agent for any Libor Rate Loans to such Borrower such Revolving Credit Loans or Capex Loans shall be converted into Chase Manhattan Bank Rate Loans on the last day of the then current Libor Rate Period applicable thereto.

Anything herein to the contrary notwithstanding, at no time shall there be outstanding more than five (5) different Libor Rate Periods relating to Libor Rate Loans in the aggregate for all Borrowers.

Section 6.02.  Interest.  Each applicable Borrower shall pay interest on the outstanding unpaid principal amount of its Revolving Credit Loans and/or Capex Loans for each day from and including the date such Revolving Credit Loan or Capex Loan is made until but excluding the date such Revolving Credit Loan or Capex Loan is paid in full, at one of the following rates per annum:

(a)           Chase Manhattan Bank Rate Loan.  For a Chase Manhattan Bank Rate Loan, a rate per annum equal at all times to the sum of the Chase Manhattan Bank Rate in effect for such day plus the Applicable Margin; and

(b)           Libor Rate Loan.  For a Libor Rate Loan, a rate per annum equal at all times during each Libor Rate Period of such Revolving Credit Loan or Capex Loan to the sum of the Libor Rate for such Libor Rate Period plus the Applicable Margin.

All accrued and unpaid interest on the Revolving Credit Loans (including accrued and unpaid interest under the September 1999 Agreement as of the Closing Date) and Capex Loans will be payable in arrears on each Quarterly Payment Date, regardless of interest rate, and shall be calculated based on a 360 day year.  The Agent shall be entitled to charge the applicable Borrower’s account with the applicable interest rate(s) until all such Obligations have been paid in full.

The interest rate on Chase Manhattan Bank Rate Loans shall change when the Chase Manhattan Bank Rate changes.  Interest on the Chase Manhattan Bank Rate Loans and the Libor Rate Loans shall not exceed the maximum amount permitted under applicable Law.  Upon the occurrence of an Event of Default interest will accrue at the Default Rate of Interest as provided in Section 12.02.

Agent shall determine each interest rate applicable to the Revolving Credit Loans and Capex Loans hereunder.  Agent shall give prompt notice to the applicable Borrower and each Lender of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

Section 6.05.  Certain Compensation.  Each Borrower hereby agrees to indemnify the Agent and each Lender and hold the Agent and each Lender harmless from any loss, cost or expense they may sustain or incur as a consequence of the failure by such Borrower to complete any borrowing hereunder of a Libor Rate Loan after notice thereof has been given by such Borrower to the Agent, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Agent to fund such borrowing when the applicable amount of the Revolving Credit Loan or the Capex Loan, as a result of such failure, is not made subject to such interest rates on such date.  The Agent shall certify the amount of its and/or the Lenders’ loss, cost or expense to the applicable Borrower, and such certification shall be final and conclusive absent manifest error.

Without limiting the foregoing, such compensation shall include the Libor Rate Prepayment Premium.

2.12                        Amended and Restated Section 9.07 of the Financing Agreement.  Section 9.07 of the Financing Agreement is hereby amended and restated to read in its entirety as set forth below:

Section 9.07.          Insurance.             (a)  FiberMark Office will maintain, with financially sound and reputable companies, acceptable to the Agent, insurance policies (i) insuring FiberMark Office, the Agent and the Lenders against Comprehensive General Liability and auto liability, liability for personal injury and property damage relating to the Brattleboro Collateral and Inventory and (ii) insuring the Brattleboro Collateral and Inventory of FiberMark Office against all risk of loss by fire, explosion, theft and auto comprehensive/collision, and such other casualties as may be reasonably satisfactory to the Agent, such policies to be in such amounts and on such terms as the Agent shall reasonably require.  All policies covering the Brattleboro Collateral and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non contributory “mortgage”, “lender” or “secured party” clause and are to contain such other provisions as the Lenders may require to fully protect the Lenders’ interest in the Real Estate and shall protect the Lenders’ interest in the Brattleboro Collateral and Inventory and any payments to be made under such policies.  All original certificates of Insurance, policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent’s favor for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation.

In addition to the foregoing, FiberMark Office will maintain Business Interruption and Comprehensive Boiler and Machinery Insurance in form and amounts and with insurers acceptable to the Agent.  In addition, Workman’s Compensation Insurance in amounts required by applicable law and in form acceptable to the Agent shall be maintained in connection with the Brattleboro Collateral and Inventory.

(b)           Each Corporate Obligor will maintain, with financially sound and reputable companies, acceptable to the Agent, insurance policies (i) insuring such Corporate Obligor, the Agent and the Lenders against Comprehensive General Liability and auto liability, liability for personal injury and property damage relating to the Inventory of such Corporate Obligor and (ii) insuring the Inventory of such Corporate Obligor against all risk of loss by fire, explosion, theft and auto comprehensive/collision, and such other casualties as may be reasonably satisfactory to the Agent, such policies to be in such amounts and on such terms as the Agent shall reasonably require.  All policies covering the Inventory of each such Corporate Obligor are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as the Lenders may require to fully protect the Lenders’ interest in the Inventory of such Corporate Obligor and any payments to be made under such policies.  All original certificates of Insurance, policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent’s favor for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation.

In addition to the foregoing, each such Corporate Obligor will maintain Business Interruption and Comprehensive Boiler and Machinery Insurance in form and amounts and with insurers acceptable to the Agent.  In addition, Workman’s Compensation Insurance in amounts required by applicable law and in form acceptable to the Agent shall be maintained in connection with the Inventory of each such Corporate Obligor.

(c)           Each Borrower shall maintain with financially sound and reputable companies, acceptable to the Agent, insurance policies insuring the Financed Equipment and Converting Facilities Equipment against all risk of loss by fire, explosion, theft and auto comprehensive/collision, and such other casualties as may be reasonably satisfactory to the Agent, such policies to be in such amounts and on such terms as the Agent shall reasonably require.  All policies covering the Financed Equipment and Converting Facilities Equipment are to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory “mortgage”, “lender” or “secured party” clause and are to contain such other provisions as the Lenders may require to fully protect the Lenders’ interest in the Financed Equipment and Converting Facilities Equipment and shall protect the Lenders’ interest in the Financed Equipment and Converting Facilities Equipment and any payments to be made under such policies.  All original certificates of Insurance, policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent’s favor for the benefit of the

Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation.

(d)           At the request of FiberMark or if any Obligor fails to maintain such insurance, the Agent may arrange for such insurance, but at the applicable Obligor’s expense and without any responsibility on the Lenders’ part for:  obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, have the sole right, in the name of the Agent for the benefit of the Lenders or the applicable Obligor, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce all the outstanding Revolving Credit Loans and then be paid to the Agent to be held as cash collateral pending repair, restoration or replacement of the insured property pursuant to the provisions below.  In the event of any loss or damage by fire or other casualty related to the Financed Equipment or Converting Facilities Equipment, insurance proceeds relating thereto shall at the election of the Agent, in its sole and absolute discretion, either (i) reduce the outstanding Capex Loans or (ii) be held as cash collateral pending repair, restoration or replacement of the Financed Equipment or Converting Facilities Equipment, as applicable, pursuant to the provisions below.

(1)           Brattleboro Collateral.  In the event any part of the Brattleboro Collateral is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the “Proceeds”) is less than or equal to One Hundred Thousand Dollars ($100,000), the Agent shall promptly apply such Proceeds to reduce the outstanding balances of all the Revolving Credit Loans.

As long as no Event of Default shall have occurred and be continuing, FiberMark Office has sufficient business interruption insurance to replace the lost profits of any of its facilities, and the Proceeds are in excess of One Hundred Thousand Dollars ($100,000), FiberMark Office may elect (by delivering written notice to the Agent) to repair or restore the Brattleboro Collateral to substantially the equivalent condition prior to such fire or other casualty as set forth herein, or to replace the same with substantially the equivalent or functionally equivalent Real Estate or Equipment.  If FiberMark Office does not, or cannot, elect to use the Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders and the Agent, apply the Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect.

If FiberMark Office elects to use the Proceeds for the repair, replacement or restoration of any Real Estate or Equipment, and there is then no Event of Default, (a) proceeds on Equipment and Real Estate in excess of One Hundred Thousand Dollars ($100,000) will be applied to the reduction of the Revolving Credit Loans, and (b) the Agent may set up a reserve against Availability for an amount equal to the amount of proceeds so allocated to the Revolving Credit Loans.  The reserves will collectively be reduced dollar for dollar upon receipt of non cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith, such reduction to be allocated between FiberMark Office’s reserve in such proportions as the Agent shall determine.  Prior to the commencement of any restoration, repair or replacement of Real Estate, FiberMark Office shall provide the Agent with a restoration plan and a total budget certified by the chief executive officer and chief financial officer of FiberMark Office, and, if the total budget exceeds One Million Dollars ($1,000,000), also certified by an independent third party experienced in construction costing.  If there are insufficient proceeds to cover the cost of restoration as so determined, FiberMark Office shall be responsible for the amount of any such insufficiency prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced.  Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any, but only if the cost of restoration exceeded One Million Dollars ($1,000,000); an unconditional certificate of occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the chief executive officer and chief financial officer of FiberMark Office as the case may be (herein collectively the “Completion”).  Upon Completion, any remaining reserves as established hereunder will be automatically released.

(2)           Financed Equipment and Converting Facilities Equipment.  In the event any part of the Financed Equipment or Converting Facilities Equipment is damaged by fire or other casualty, the insurance proceeds for such damage or other casualty (the “Capex Insurance Proceeds”), shall, at the Borrowers’ election if no Default or Event of Default exists and otherwise in the Agent’s sole and absolute discretion, either be (i) applied to reduce the outstanding balance of the related Capex Loan (with any excess Capex Insurance Proceeds applied to the outstanding balance of the Revolving Credit Loans) or (ii) held by the Agent as cash collateral pending repair, restoration or replacement of the Financed Equipment or Converting Facilities Equipment, as applicable, pursuant to the provisions below.  If the Agent elects to proceed under clause (i) of the immediately preceding sentence and if the Capex Insurance Proceeds are insufficient to pay in full the outstanding balance of the applicable Capex Loan, then the applicable Borrower shall concurrently pay to the Agent the additional amounts required to pay in full the outstanding balance of the applicable Capex Loan.

If the Agent has elected to hold the Capex Insurance Proceeds as cash collateral and so long as no Event of Default shall have occurred and be continuing,

the applicable Borrower may repair or restore the Financed Equipment or Converting Facilities Equipment, as applicable, to substantially the equivalent condition prior to such fire or other casualty as set forth herein, or to replace the same with substantially the equivalent or functionally equivalent Financed Equipment or Converting Facilities Equipment, as applicable.  If the applicable Borrower does not, or cannot, use the Capex Insurance Proceeds as set forth above, the Agent shall apply the Capex Insurance Proceeds to the payment of the related Capex Loan (with any excess Capex Insurance Proceeds applied to the outstanding balance of the Revolving Credit Loans) and the applicable Borrower shall concurrently pay to the Agent any additional amounts required to pay in full the outstanding balance of the applicable Capex Loan.

If the Agent has elected to hold the Capex Insurance Proceeds as cash collateral and if there is then no Event of Default, the Agent shall disburse the Capex Insurance Proceeds on a dollar-for-dollar basis upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of the applicable Financed Equipment or Converting Facilities Equipment.

All policies of insurance required under the provisions of this Section 9.07 shall contain (a) an endorsement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of any Obligor that might otherwise give rise to a defense by the insurer to its payment of such loss, and (b) a waiver by the insured of all rights of subrogation to any rights of the additional insureds against the applicable Obligor, and (c) a disclaimer of all rights of setoff, counterclaim or deduction against the insureds other than the applicable Obligor.  The applicable Obligor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Financing Agreement unless the same shall contain a standard non-contributory lender’s loss payable endorsement in scope and form approved by the Required Lenders prior to the Closing Date with loss payable to the Agent for the benefit of the Lenders as its interests may appear.  All retentions and deductibles under policies where the Agent is loss payee shall be the sole responsibility of the applicable Obligor maintaining such policies subject to the Lenders’ approval.

Without limiting any of the foregoing, each of the insurance policies required by this Section 9.07 which is required to name the Agent in its capacity as agent for each of the Lenders, as an additional insured thereunder shall provide:

(a)  that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Agent of written notice thereof;

(b)  that the interests of Agent and each of the Lenders will be insured regardless of any breach by any Obligor or any other Person of any warranties, declarations or conditions contained therein; and

(c)  that neither Agent nor any of the Lenders shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance.

On or before the Closing Date (or, with respect to (y) Financed Equipment, the relevant funding date of the Capex Loan related to such Financed Equipment and (z) Converting Facilities Equipment, the funding date of the Initial Capex Loan) and prior to each policy expiration thereafter, each Obligor shall deliver to the Agent an original certificate or binder signed by the insurer or its duly authorized representative showing the insurance then maintained by such Obligor pursuant to this Section 9.07, and stating that such insurance complies with the terms of this Section 9.07, together with evidence that payment of the premiums on such insurance is current.  Each Obligor shall effect such changes in the form (but not the amount or types) of the policies required pursuant to this Section 9.07, as may be required by the Agent, provided such changes (a) are commercially available at reasonable rates, which determination shall be made by Agent and (b) the effect of such changes by FiberMark Office would not result in a violation of the provisions of the Mortgage.

2.13                        Amendments to Sections 10.05 and 10.06.  Each reference to “Section 9.07” set forth in Sections 10.05 and 10.06 is hereby corrected to read “Section 9.10”.

2.14                        Amended and Restated Section 12.01(a) of the Financing Agreement.  Section 12.01(a) of the Financing Agreement is hereby amended and restated to read in its entirety as set forth below:

(a)           failure of any Obligor to pay any of its Obligations within five (5) business days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to any Obligor’s loan account on the due date thereof and such amount shall be deemed to be a Revolving Credit Loan (if the Agent so charges such Obligor’s loan account, no Event of Default relating to non-payment of Obligations will be deemed to have occurred) and, provided further, that if the Agent chooses not to charge such amounts to an Obligor’s loan account on the due date thereof, the Agent shall so notify the Obligor and the Obligor shall have five (5) days from the date it receives such notice to pay such Obligations;

2.15                        Schedule 1.01A of the Financing Agreement.  Schedule 1.01A attached hereto is hereby inserted into the Financing Agreement as Schedule 1.01A.

3.                                      Execution of Loan Documents by FiberMark Office Products, LLC.  Certain Loan Documents to which FiberMark Office Products, LLC, a Vermont limited liability company (“FiberMark Office”), is a party have been executed on behalf of FiberMark Office by FiberMark, Inc., identified as the sole member of FiberMark Office.  FiberMark Office acknowledges that, on December 18, 1997, FiberMark, Inc. conveyed its interest in FiberMark Office to FiberMark Filter and Technical Products, Inc. (“FiberMark Filter”), and FiberMark Office acknowledges and agrees that it intended to execute, and to be bound by, all of the Loan Documents that have been executed on its behalf by FiberMark, Inc., and hereby ratifies and confirms the execution and delivery of such Loan Documents and the grants of security interests and liens set forth therein and all actions taken by FiberMark Office thereunder or otherwise in connection therewith.  All such Loan Documents executed on behalf of FiberMark Office by FiberMark, Inc. shall be deemed to have been properly executed by FiberMark Office.

4.                                      Representations and Warranties.  To induce the Agent and the Lenders to enter into this Amendment, the Obligors hereby represent and warrant to the Agent and the Lenders as follows:

4.1          Corporate Power and Authority; No Conflicts.  The execution, delivery and performance by each Obligor of this Amendment has been duly authorized by all necessary corporate action and do not and will not: (a) in the case of each Corporate Obligor require any consent or approval of its stockholders and in the case of FiberMark Office require any consent or approval of its members-managers, which consent or approval has not already been obtained; (b) in the case of each Corporate Obligor contravene its certificate of incorporation or by-laws and in the case of FiberMark Office contravene its Articles of Organization or Operating Agreement; (c) violate any provision of, or require any filing, registration, consent or approval under any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Obligor; (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Obligor is a party or by which it or its properties may be bound or affected; or (e) result in, or require, the creation or imposition of any Lien (other than as created hereunder), upon or with respect to any of the properties now owned or hereafter acquired by such Person.

4.2          Legally Enforceable Agreements.  This Amendment is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

4.3          Both before and after giving effect to this Amendment, the representations and warranties set forth in Article VIII of the Financing Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

4.4          After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

4.5          Since January 31, 2002, there has been no development or event, or any prospective development or event, which has had or could result in a Material Adverse Change.

5.                                      Execution by Guarantors.  Each Guarantor, as a guarantor, is executing this Amendment and consenting to the modifications to the Financing Agreement set forth herein.  Each Guarantor hereby reaffirms its guaranty set forth in the Financing Agreement and acknowledges that all Capex Loans incurred by any other Obligor shall automatically, without notice or action of any party, be a Guaranty Obligation.

6.                                      Miscellaneous.

6.1                               Financing Agreement.   Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders under the Financing Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Financing Agreement specifically referred to herein.  After the date hereof, any reference to “the Financing Agreement,” in the Financing Agreement or any other Loan Document, shall mean the Financing Agreement as amended hereby.

6.2                               Loan Document.  This Amendment shall be a Loan Document for all purposes.

6.3                               Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN NYGOL 5-1401.

6.4                               Severability; Section Headings.

6.4.1       If any provision or agreement in or obligation under this Amendment shall be held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.4.2       The headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  When used in this Amendment, (i) “or” is not exclusive; (ii) “including” is not limiting; (iii) a reference to any law, rule or regulation includes any amendment or modification thereto or thereof, as well as any replacement therefor; and (iv) unless otherwise provided for in this Amendment, a reference to any Loan Document or other agreement, instrument or document, shall include such Loan Document, other agreement, instrument or document, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.  References herein to Articles, Sections, paragraphs, Schedules and the like, unless otherwise stated are references to Articles, Sections or paragraphs of, or Schedules to, this Amendment.  Terms such as “herein”, “hereof” or “hereunder” refer to this Amendment as a whole, and not to any particular provision hereof.

6.5                               Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[ remainder of page intentionally blank ]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date first set forth above.

FIBERMARK, INC.,
a Delaware corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK DURABLE SPECIALTIES, INC.,
a Delaware corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK NORTH AMERICA, INC.,
a Delaware corporation,
formerly known as FiberMark Filter and Technical Products, Inc.

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK OFFICE PRODUCTS, LLC,
a Vermont limited liability company

BY	FIBERMARK NORTH AMERICA, INC.,
its sole Member

	By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK DSI INC.,
a New York corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation,
as Agent

By	/s/ Roderick Jarrett
	Name:	Roderick Jarrett
	Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation,
as Lender

By	/s/ Roderick Jarrett
	Name:	Roderick Jarrett
	Title:	Assistant Vice President

THE CIT GROUP/EQUIPMENT FINANCING, INC.,
a New York corporation,
as a Lender

By	/s/ Edward M. Alt
	Name:	Edward M. Alt
	Title:	Vice President

SCHEDULE 1.01A

Converting Facilities Equipment Located at
7740 West Street
Lowville, New York

Qty
Laminating Department

1-	Specially Manufactured 60”W Laminator; (Complete Line Refurbished In 2001); 60 Yards/Minute Maximum Operating Speed, To Include:
	(1)	Specially Manufactured Unwind Stand; 44”D x 60”W Maximum Roll Capacity
	(1)	Specially Manufactured 60”W Automatic Tension Roll Stand; with Fife Web Guide
	(1)	Specially Manufactured Glue Application Stand; with Dip Pan; 7”D x 64”W Glue Applicator Roll; 14”D x 60”W Rubber Backing Roll; (2) Nip Rolls; and Variable-Speed Controls
	(1)	Specially Manufactured Unwind Stand; 44”D x 60”W Roll Capacity, Powered; with Fife Web Guide
	(1)	Can Drying Section, (1993); with (2) 36”D x 64”W Hot Water Heated Drying Cans, Driven
	(1)	Waldron Hartig Rewinder, (1975); 44”D x 60”W Maximum Wind-Up Roll; with Automatic Tension Controls; and Fife Web Guide
	(1)	Coffing 2-Ton Chain Hoist; Pendant Controlled; with Roll Lift
	(2)	Budgit 2-Ton Chain Hoists; Pendant Controlled; Each with Roll Lift
	(-)	Controls

Coating Department

1-	Rogers Machine 60”W Coating Line, Asset #2, (1999); 60 Yards/Minute Maximum Operating Speed, Single Sided, To Include:
(1) Therioult Unwind Stand; 44”D x 64”W Maximum Roll Capacity; with Automatic Brake Tensioner; and Fife Web Guide
(1) Rogers Machine 64”W Coating Applicator Stand; Meyer Rod Type; with Steel Covered Roll
(1) J.R. Greene Natural Gas Fired Drying Oven; 450°F Maximum Operating Temperature, 2-Zone, Estimated 8’W x 50’L; with Steel Roller Powered Feed Through Conveyor
(1) Specially Manufactured Chill Roll Stand; with (2) 19”D x 70”W Water Cooled Chill Rolls
(-) Therioult Automatic Tensioning Rolls
(1) Rogers Machine 64”W Coating Applicator Stand; Meyer Rod Type;

Qty

with Rubber Applicator Roll
(1) Coffing 2-Ton Chain Hoist; Pendant Controlled; with Lift Bar
(1) J.R. Greene Natural Gas Fired Drying Oven; 450°F Maximum Operating Temperature, 2-Zone, Estimated 8’W x 50’L; with Steel Roller Powered Feed Through Conveyor
(-) Therioult Automatic Tensioning Rolls
(1) Rogers Machine Chill Roll Stand; with (2) 19”D x 70”W Water Cooled Chill Rolls
(1) Specially Manufactured Backwetting Stand; 64”W; with Rotogravure Roll; and Tensioning Rolls
(1) John Berduin Machine 40-Ton Calender, S/N 765-A-8155; 60”W; with (3) 14”D x 64”W Steel Covered Rolls; and Pressure Controls
(1) Rogers Machine Chill Roll Stand; with (2) 19”D x 70”W Water Cooled Chill Rolls
(1) Therioult Surface-Type Rewind Stand; Powered, 44”D x 60”W Maximum Roll Capacity
(-) Controls

1-	Rogers Machine 60”W Coating Line, Asset #8, (2000); 60 Yards/Minute Maximum Operating Speed, Single Sided, To Include:
	(1)	Therioult Unwind Stand; 44”D x 60”W Maximum Roll Capacity; with Automatic Brake Tensioner; and Fife Web Guide
	(1)	Rogers Machine 64”W Coating Applicator Stand; Meyer Rod Type; with Steel Covered Roll
	(1)	J.R. Greene Natural Gas Fired Drying Oven; 450°F Maximum Operating Temperature, 2-Zone, Estimated 8’W x 50’L; with Steel Roller Powered Feed Through Conveyor
	(1)	Rogers Machine Chill Roll Stand; with (2) 19”D x 70”W Water Cooled Chill Rolls
	(-)	Therioult Automatic Tensioning Rolls
	(1)	Rogers Machine 64”W Coating Applicator Stand; Meyer Rod Type; with Steel Covered Roll
	(1)	Coffing 2 Ton Chain Hoist; Pendant Controlled; with Lift Bar
	(1)	J.R. Greene Natural Gas Fired Drying Oven; 450°F Maximum Operating Temperature, 2-Zone, Estimated 8’W x 50’L; with Steel Roller Feed Through Conveyor
	(-)	Therioult Automatic Tensioning Rolls
	(1)	Rogers Machine Chill Roll Stand; with (2) 19”D x 70”W Water Cooled Chill Rolls
	(1)	Specially Manufactured Backwetting Stand; 64”W; with Rotogravure Roll; and Tensioning Rolls
	(1)	Rogers Machine Chill Roll Stand; with (2) 19”D x 70”W Water Cooled Chill Rolls
	(1)	Therioult Surface-Type Rewind Stand; Powered, 44”D x 60”W Maximum Roll Capacity

Qty

	(-)	Controls

1-	Magnat 62”W Coating Line, Asset #11, (1977); 135 Yards/Minute Maximum Operating Speed, 2 Sided Coating, To Include:
	(1)	Magnat 2-Position Unwind Stand; 60”D x 70”W Roll Capacity; with (2) Powered Unwinders, Automatic Brake Tensioner; Automatic Flying Cut-Off Splicer; Displacing Head; and Tensioning Rolls
	(1)	Magnat Coating Applicator Stand; 64”W, Meyer Rod Type; with Tensioning Rolls

(1)        Magnat Drying Oven; Top and Bottom Dual-Entry Type, 350°F Maximum Operating Temperature, 2-Zone; with Electric Infrared Heaters; Steam Heated Coils, Hot Air; Powered Roller Feed Through Conveyor; and Temperature Controls

(1) Magnat Chill Roll Stand; with 12”D x 64”W Water Cooled Chill Roll
(1) Turn Bar Station; with (2) 120”L 90° Turn Bars; and Blower
(1) Magnat 64”W Coating Application Stand; Meyer Rod Type; with Tensioning Rolls
(-) Automatic Tensioning Rolls
(1) Fife Web Guide
(1) Magnat Backwet Station; 64”W
(1) Thermo Web Systems Steam Foil Stand; 64”W
(1) Magnat 2-Position Unwind Stand; 70”W; with Powered Slate Roll; (2) Unwind Stations; and Automatic Flying Cut-Off Splicer
(1) Roll Outfeed Shuttle-Type Conveyor; with Outfeed Ramp, Estimated 6’W x 45’L; and Toledo Model 8136 Floor Scale, 48” x 48” Platform
(1) Shaw Box 3-Ton Cable Hoist; Pendant Controlled; with Roll Lift
(-) Controls

1-	Specially Manufactured 58”W Coating Line, Asset #12; (Components Estimated 1960 To Mid 1995), 50 Yards/Minute Maximum Operating Speed, 2-Sided Coating, 3-Pass, To Include:
	(1)	Stanford Model T0-40-M Dual Turret Unwinder, S/N 565-2303; 450 Feet/Minute Maximum Operating Speed, 44”D x 60”W Maximum Roll Capacity
	(1)	Splice On The Fly Roll Change Unit; 64”W
	(1)	Specially Manufactured Coating Application Stand; 64”W, Meyer Rod Type
	(1)	Steam Coil-Type Drying Oven; Dual Pass, 64”W Capacity, Estimated 6’W x 40’L, 290°F Maximum Operating Temperature, 2-Zone; with Steel Roll Powered Feed Through Conveyor
	(1)	Specially Manufactured Coating Applicator; (Water Base Top Coat), 64”W
	(1)	Festoon Box; with (3) Top Rolls; and (3) Bottom Rolls
	(1)	Glenro Electric IR Dryer, (1996); with Controls
	(1)	AccuGuide Electronic Web Guide
	(1)	Specially Manufactured 64”W Coating Application Stand; Meyer Rod Type
	(1)	Chill Roll Stand; with (2) 20”D x 64”W Water Cooled Chill Rolls

Qty

	(1)	Web Guide
	(1)	Chill Roll Stand; with 12”D x 64”W Water Cooled Chill Roll
	(1)	Surface-Type Rewinder; Powered, 44”D x 62”W Maximum Roll Capacity
	(1)	Budgit 2-Ton Chain Hoist; Pendant Controlled; with Roll Lift
	(-)	Controls

1-	Rogers Machine 58”W Direct Gravure Printing Press, Asset #4, (2000); 60 Yards/Minute Maximum Operating Speed, Single Color, Single-Sided Printing, To Include:
	(1)	Therioult Surface-Type Unwinder; 44”D x 60”W Maximum Roll Capacity
	(1)	Therioult Tensioning Roll Stand; with Fife Web Guide
	(1)	Rogers Machine Printing Unit; 60”W, Direct Gravure Type; with Rubber Covered Nip Roll; Spare Aqueous Knife Coating Unit, 2-Tone, Spanish Type; and 24 Spare Patterned Gravure Rolls
	(1)	J.R. Greene Natural Gas Drying Oven; 400°F Maximum Operating Temperature, 2-Zone; with Powered Roller Feed Through Conveyors
	(1)	Rogers Machine Chill Roll Stand; with (2) 16”D x 64”W Water Cooled Chill Rolls, Powered
	(1)	Dahlgren Model LAS62JR Mini Backwetting Stand, S/N 300-84, (1984); 65”W; with (2) 6”D x 65”W Rubber Rolls; and 6”D x 65”W Steel Roll
	(1)	Tensioning Roll Stand; 65”W; with Fife Web Guide
	(1)	Therioult Surface-Type Rewinder; Powered, 44”D x 60”W Maximum Roll Capacity
	(2)	Coffing 2-Ton Chain Hoists; Pendant Controlled; Each with Roll Lift Bar
	(-)	Controls

Embossing Department
1-

Fadows Machine Works 58”W Embosser, Asset #4; (Estimated 1960s); 70 Yards/Minute Maximum Operating Speed; with Surface-Type Unwind Stand, Manual, with Automatic Brakes, and Fife Web Guide; 18”D x 60”W Rubber Covered Powered Pressure Roll; Embossing Roll, 225°F Maximum Operating Temperature; Chill Roll; Budzar Heat Exchanger, 225°F Maximum Operating Temperature; IR Heater; and Surface-Type Rewind Stand, 60”W, Powered

1-

Fadows Machine Works 58”W Embosser, Asset #7; (Estimated 1960s); 83 Yards/Minute Maximum Operating Speed; with Surface-Type Unwind Stand, Manual, with Automatic Brakes, and Fife Web Guide; 18”D x 60”W Rubber Covered Powered Pressure Roll; Embossing Roll, 225°F Maximum Operating Temperature; Chill Roll; Budzar Heat Exchanger, 225°F Maximum Operating Temperature; and Surface-Type Rewind Stand, 60”W, Powered

1-	Fadows Machine Works 58”W Embosser, Asset #8; (Estimated 1960s); 53 Yards/Minute Maximum Operating Speed; with Surface-Type Unwind Stand,

Qty

Manual, with Automatic Brakes, and Fife Web Guide; 18”D x 60”W Paper Backing Rubber Covered Powered Pressure Roll; Embossing Roll, 250°F Maximum Operating Temperature; Chill Roll; and Surface-Type Rewind Stand, 60”W, Powered

1-

Fadows Machine Works 58”W Embosser, Asset #10; (Estimated 1960s); 70 Yards/Minute Maximum Operating Speed; with Surface-Type Unwind Stand, Manual, with Automatic Brakes, and Fife Web Guide; 18”D x 60”W Rubber Covered Powered Pressure Roll; Embossing Roll, 225°F Maximum Operating Temperature; Chill Roll; IR Heater; and Surface-Type Rewind Stand, 60”W, Powered

1-

Fadows Machine Works 58”W Embosser, Asset #9; (Estimated 1960s); 75 Yards/Minute Maximum Operating Speed; with Surface-Type Unwind Stand, Manual, with Friction Brake, and Fife Web Guide; 18”D x 60”W Rubber Covered Powered Pressure Roll; Embossing Roll, 250°F Maximum Operating Temperature; Chill Roll; Surface-Type Rewind Stand, 60”W, Manual; and Friction Brake

1-

Fadows Machine Works 58”W Embosser, Asset #5; (Estimated 1960s); 80 Yards/Minute Maximum Operating Speed; with Surface-Type Unwind Stand, Manual, with Friction Brake, and Fife Web Guide; 18”D x 60”W Rubber Covered Powered Pressure Roll; Embossing Roll, 225°F Maximum Operating Temperature; Chill Roll; Budzar Heat Exchanger, 225°F Maximum Operating Temperature; and Surface-Type Rewind Stand, 60”W, Powered

1-

Johnstone Model RTE4 58”W Embosser, S/N 32235, Asset #6; (Refurbished In 1995), Custom Built, 100 Yards/Minute Maximum Operating Speed; with 60”W Powered Unwind Stand, with Automatic Tensioners, and Secondary Friction Brake; Embossing Station, 60”W, with 4-Position Turret-Type Embossing Roll Changer, Steam Heated, 250°F Maximum Operating Temperature; 20”D x 60”W Rubber Covered Pressure Roll; and Powered 60”W Forward and Reverse Rewind Stand

Sheeting Department
1-

Maxson Model 5664M 60” Precision Sheeter, S/N Unknown, Asset #2, (1997); 300 Feet/Minute Maximum Operating Speed, 60” x 54” Maximum Cut Size, 10.875” Minimum Sheet Length, 7 Maximum Slits Across, 3” to 6” Core Sizes, 46” Maximum Pile Height, To Include:

	(1)	Unwind Stand; Powered, 44”D x 70”W Roll Capacity
	(1)	Inspection Station; with Lighting
	(1)	Decurler Stand; with Slitting Station, Double Fly Knife-Type, 60”W Capacity, 9 Knife Capability; with Automation Defect Rejection System; and Edge Trimmers
	(6)	Tabbers
	(1)	Takeoff Conveyor Section
	(1)	Automatic Stacker; 34” x 64” Platform, 46” Maximum Pile Height, Vibrating Stacker Type

Qty
	(-)	Controls; with Automatic Sheet and Rejection Count

1-

Strachen Henshaw Model 1700DK 60” Sheeter, S/N 3C23-01, (1996); 1,000 Feet/Minute Maximum Operating Speed, 60” Maximum Web Width, 48” Maximum Sheet Length, 60” x 48” Maximum Cut Size, 11” x 12” Minimum Cut Size, 46” Maximum Pile Height, 3” to 6” Core Sizes, (4) Maximum Slits Across, To Include:

	(1)	60”W Unwind Stand; with Automatic Tensioner
	(1)	Fife Web Guide
	(1)	Automatic Decurler System
	(1)	Sheeter Section; Single-Fly Knife Type, 6-Knife Blade Capability; with Edge Trimmers; and Automatic Defect Rejection System
	(1)	Take-Away Conveyor Section
	(1)	Automatic Stacker; 46” Pile Height, 66” x 75” Platform, Vibrating Type, Automatic Drop Capability
	(-)	Controls, with Automatic Defect and Sheet Counting

Converting Facilities Equipment Located at
45 North Fourth Street
Quakertown, Pennsylvania

Qty
Finishing Department

1-

Shanks Model Unknown 64”W Slitter/Rewinder, Asset #3; (Estimated Mid 1970s), 300 Yards/Minute Maximum Operating Speed, 50” Maximum Unwind Roll Diameter, 40” Maximum Wind-Up Roll Diameter, 3” Minimum Wind-Up Roll Diameter; with Dusenbery 64”W Unwind Stand; Rewind Station; (2) Trimming Blades, 19” Minimum Slitting Width; and Web Tension/BrakeVariable-Speed Controls

1-

Dusenbery Model 840-XY 62”W Slitter/Rewinder, S/N 52700, Asset #4, (1967); 300 Yards/Minute Maximum Operating Speed, 50” Maximum Roll Unwind Diameter, 40” Maximum Wind-Up Roll Diameter, 3” Minimum Wind-Up Roll Diameter; with Dusenbery 62”W Unwind Stand; (2) Trimming Blades; Rewind Stand; and Web Tension/Brake/Variable-Speed Controls

1-

Dusenbery Model 840-XAL 84”W Slitter/Rewinder, S/N 56077, Asset #5, (1970); 300 Yards/Minute Maximum Operating Speed, 50” Maximum Roll Unwind Diameter, 50” Maximum Wind-Up Roll Diameter, 3” Minimum Wind-Up Roll Diameter; with Dusenbery 84”W Unwind Stand; (2) Trimming Blades; Rewind Stand; and Web Tension/Brake/Variable-Speed Controls

1-

Dusenbery Model 840-AL 84”W Slitter/Rewinder, S/N 57873, Asset #6, (1979); 400 Yards/Minute Maximum Operating Speed, 50” Maximum Roll Unwind Diameter, 50” Maximum Wind-Up Roll Diameter, 3” Minimum Wind-Up Roll Diameter; with Dusenbery 84”W Unwind Stand; (2) Trimming Blades; Rewind Stand; and Web Tension/Brake/Variable-Speed Controls

1-

Cameron Model 26 48”W Slitter, Asset #1; (Estimated Early 1970s), 100 Yards/Minute Maximum Operating Speed, 45” Maximum Unwind Roll Diameter, 18” Maximum Wind-Up Roll Diameter, 1-1/2” Minimum Slit Width, Accurate to 1/64”; with 48”W Unwind Stand; Slitting Blades; 2-Position Rewind Station; and Variable-Speed Controls

1-	Shanks Model 521-30 54”W Slitter, Asset #4, (1992); 100

Qty.

Yards/Minute Maximum Operating Speed, 45” Maximum Unwind Roll Diameter, 30” Maximum Wind-Up Roll Diameter, 1-1/2” Minimum Slit Width, Accurate to 1/64”; with 54”W Unwind Stand; Slitting Blades; 2-Position Rewind Station; and Variable-Speed Controls

1-

Shanks Model 521 54”W Slitter, Asset #3; (Estimated Early 1980s), 100 Yards/Minute Maximum Operating Speed, 45” Maximum Unwind Roll Diameter, 30” Maximum Wind-Up Roll Diameter, 1-1/2” Minimum Slit Width, Accurate to 1/64”; with 54”W Unwind Stand; Slitting Blades; 2-Position Rewind Station; and Variable-Speed Controls

1-

Cameron Model 28-3D 60”W Slitter, Asset #2; (Estimated Early 1970s), 100 Yards/Minute Maximum Operating Speed, 45” Maximum Unwind Roll Diameter, 30” Maximum Wind-Up Roll Diameter, 1-1/2” Minimum Slit Width, Accurate to 1/64”; with 60”W Unwind Stand; Slitting Blades; 2-Position Rewind Station; and Variable-Speed Controls

1-

BF Perkins 62”W Calender, S/N H-5304-81, (1981); 1,000 Feet/Minute Maximum Operating Speed, 2,000 Lbs./Linear Inch, 3-Roll Stack Type, Double Nip, 52” Maximum Unwind Roll Diameter, 48” Maximum Wind-Up Roll Diameter, Single or Double Roll Nipping; with 62”W Unwind Stand; Tension Roll; 20”D x 62”W Upper and Lower Nip Rolls, Steel Covered, Hot Oil Heated, 325°F Maximum Operating Temperature; 23”D x 62”W Center Calender Roll, Nylon Covered, 350°F Maximum Operating Temperature, Hot Oil Heated; Outfeed Tensioning Rolls; and BF Perkins 62”W Rewind Stand; (Built To Add 4th Roll; Currently Used As 3-Roll)

1-

Beck 60”W Sheeter, S/N 2514; (Estimated 1970s), 100 Sheets/Minute Maximum Operating Speed, 12” to 70” Minimum to Maximum Sheet Length Capacity; with 60”W Unwind Stand; Slitting and Cutting Station; Outfeed Conveyor; Outfeed Table; and Variable-Speed Controls

1-

Brackett Model RFES 27-1/2”W End Sheeter, S/N P194, Asset #2; Estimated 200 Sheets/Minute Maximum Operating Speed; with (2) 28”W In-Line Unwind Stands; 28”W Side-Mounted Unwind Stand; Nip-and-Fold Roll Station; Feed Through Belt Conveyor Station, with Tape and Glue Application; Cut To Length Station; Counter; Stack Outfeed Table; and Variable-Speed Controls

1-

Brackett Model RFES 27-1/2”W End Sheeter, Asset #1; Estimated 150 Sheets/Minute Maximum Operating Speed; with (2) 28”W In-Line Unwind Stands; 28”W Side-Mounted Unwind Stand; Nip-and-Fold Roll Station; Feed Through Belt Conveyor Station, with Tape Applicator, Animal Glue Applicator, and Hot Air Dryer; (2) Elmer’s Glue Applicators, Top and Bottom; Cut-To-Length Station; Stack Table; and Variable-Speed Controls

Coating Department

1-

Black Clawson 62”W Coating Line, Asset #10; (Estimated Mid 1980s), 300 Yards/Minute Maximum Operating Speed, Meyer Rod Type, Tandem Type, (2) Coats On One Side Capability, Single Side-Coating, To Include:

Qty.

	(1)	Black Clawson Dual-Turret Unwinder; 44”D x 62”W Roll Capacity, Brake Type
	(1)	Black Clawson Splice On The Fly Unit; 62”W Capacity
	(1)	Black Clawson Model 150010311 Dancer Roll, S/N 386935, (2000); 66”W Capacity
	(1)	Black Clawson Coating Application Station; (Water Based Latex), Meyer Rod Type, 62”W Capacity; with Applicator Roll; Dip Pan; and Air Knife Doctor Roll
	(1)	Vacuum Belt; Estimated 70”W
	(1)	Tec Systems Natural Gas Fired Flotation Drying Oven; 500°F Maximum Operating Temperature, Estimated 10’W x 32’L, 2-Zone, 4” x 66” Opening
	(1)	Mixing Platform; with (4) Carbon Steel Open Top Mixing Tanks, Estimated 500 Gallon Capacity, with Center-Mounted Agitators, Variable-Speed, and Pumps
	(-)	Edge Guides
	(1)	Black Clawson Chill Roll Stand; with (2) 24”D x 70”W Water Cooled Chill Rolls
	(1)	Blower; Estimated 25 hp
	(1)	Coating Application Stand; (Water Based Clear Coat), Meyer Rod Type, 62”W Capacity; with Applicator Roll; and Air Knife Doctor Roll
	(1)	Vacuum Belt; Estimated 62”W
	(1)	Tec Systems Natural Gas Fired Drying Flotation Oven; 500°F Maximum Operating Temperature, Estimated 10’W x 60’L, 3-Zone, 4” x 66” Opening
	(-)	Edge Guides
	(1)	Black Clawson Chill Roll Stand; with (2) 24”D x 70”W Water Cooled Chill Rolls
	(1)	Black Clawson Roll Change Flying Knife Cut-Off Stand; with Tension Control
	(1)	Black Clawson Model 21-201 Dual-Turret Unwinder, S/N 3030262273, (1980); 44”D x 62”W Maximum Wind-Up Roll
	(1)	Black Clawson Control Console

1-

Black Clawson 62”W Coating Line, Asset #8; (Estimated Mid 1960s), 160 Yards/Minute Maximum Operating Speed, Air Knife Type, Tandem Type, (2) Coats On One Side Capability, Single-Side Coating, To Include:

	(1)	Black Clawson Dual-Turret Unwinder; Rig Type, 62”W Roll Capacity, 42” Maximum Roll Diameter
	(1)	Black Clawson Splice On The Fly Unit; Estimated 62”W Capacity
	(1)	Black Clawson Coating Application Station; (Water Based Latex); with Applicator Roll; Dip Pan; and Air Knife Doctor Roll
	(1)	Vacuum Belt; Estimated 70”W
	(1)	Natural Gas Fired Hot Box Type Drying Oven; 450°F Maximum Operating Temperature, Single Zone, Estimated 10’W x 18’L; with Teflon Slat-Type Conveyor

Qty.

	(1)	Mixing Platform; with Carbon Steel Open Top Mixing Tanks, Estimated 300 Gallon Capacity; with Center-Mounted Agitators, Variable-Speed, Pumps; and Fairbanks Scales
	(-)	Edge Guides
	(1)	Black Clawson Chill Roll Stand; with (2) Estimated 20”D x 70”W Water Cooled Chill Rolls
	(1)	Black Clawson Coating Application Stand; (Water Based Clear Coat); with Applicator Roll; Dip Pan; and Air Knife Doctor Roll
	(1)	Natural Gas Fired Hot Box Type Drying Oven; Estimated 450°F Maximum Operating Temperature, Estimated 10’W x 90’L, 5-Zone; with Teflon Slat-Type Conveyor
	(-)	Edge Guides
	(1)	Black Clawson Chill Roll Stand; with (2) 20”D x 62”W Water Cooled Chill Rolls
	(1)	Black Clawson Model 113 Roll Change Flying Knife Cut-Off Stand, S/N 293E162993; 62”W
	(1)	Black Clawson Model 20F Dual-Turret Unwinder, S/N 303D162901, (1965); 62”W, 61” Maximum Wind-Up Roll Diameter
	(1)	Black Clawson Control Console

1-	Black Clawson 62”W Coating Line, Asset #11, (2000); 300 Yards/Minute Maximum Operating Speed, Air Knife Type, Tandem Type, (2) Coats On One Side Capability, 2-Sided Coating, To Include:
(1)

Black Clawson Model 130041001 Dual-Turret Unwinder, S/N 385568; AC Drive Type, 62”W Roll Capacity, 50” Maximum Unwind Roll Diameter; with Allen-Bradley Model PanelView 1000 Touch Screen Interface Control

	(1)	Black Clawson Dancer Roll; 62”W Capacity
(1)

Black Clawson Model 101063311 Coating Application Station, S/N 386462; 66”W; with Meyer Rod Metering System; Applicator Roll; Dip Pan; Air Knife Doctor Roll; and Allen-Bradley Model PanelView 1000 Touch Screen Interface Control

	(1)	Black Clawson Natural Gas Fired Drying Oven; 500°F Maximum Operating Temperature, 2-Zone, Estimated 12’W x 35’L; with Flotation/Roll Support Type Feed Through Conveyor
	(1)	Mixing Platform; with (4) Carbon Steel Open Top Mixing Tanks; Estimated 600 Gallon Capacity, Each with Center-Mounted Agitators, and Pumps
	(1)	Black Clawson Chill Roll Stand; with (3) 20”D x 70”W Water Cooled Chill Rolls
	(1)	Turn Bar Station; with (2) 90° Turn Bars, Estimated 120”L
	(1)	Black Clawson Coating Application Stand; 66”W; with Meyer Rod Metering System; Applicator Roll; Dip Pan; Air Knife Doctor Roll; and Allen-Bradley Model PanelView 1000 Touch Screen Control
	(1)	Black Clawson Natural Gas Fired Drying Oven; 500°F Maximum Operating Temperature, 3-Zone, Estimated 12’W x 60’L; with Flotation/Roll Support Feed Through Conveyor

Qty.

	(1)	Black Clawson Model 150070130 Chill Roll Stand, S/N Unknown, (2000); with (3) 20”D x 66”W Water Cooled Chill Rolls
	(1)	Specially Manufactured 72”W Calendar; Single-Nip, 2 Roll; with Kusters Variable-Speed Crown, 18”D x 72”W Roll; 24”D x 72”W Steel Roll; and Allen-Bradley Model PanelView 600 Interface Control
	(3)	Valmet Caliper Profile Gauging Systems, (1992); (Upgraded; To Be Installed; (2) Used As Spares)
	(1)	Black Clawson Dual-Turret Unwinder; 62”W, AC Driven; with Allen-Bradley Model PanelView 1000 Touch Screen Interface Controls
	(1)	Black Clawson Control Console

1-	Specially Manufactured 48”W Coating Line, Asset #1; (Estimated 1970s), 100 Yards/Minute Maximum Operating Speed, To Include:
	(1)	Lembo 60”W Unwind Stand; Line Shaft Driven
	(1)	Corotec Corona Treater; 50”W
	(1)	Flexographic Analox Roll-Type Print Station; with Rubber Coated Transfer Roll
	(2)	Natural Gas Fired Dryers; Estimated 6’W x 10’L, Single Zone, 400°F Maximum Operating Temperature
	(1)	Rotogravure Print Station; 50”W
	(1)	Surface-Type Rewinder; Line Shaft Driven
	(-)	Controls

1-	Inta Roto 48”W Coating Line, S/N M270, Asset #2, (1975); (Estimated Early 1980s), 100 Yards/Minute Maximum Operating Speed, To Include:
	(1)	2-Position Unwinder; 60”W
	(1)	Corotec Corona Treater; 50”W
	(1)	Tension Roll Station
	(1)	Meyer Rod-Type Coating Station; Double Rod
	(1)	Natural Gas Fired Dryer; Single-Zone, 400°F Maximum Operating Temperature
	(1)	Flexographic Coating Station; with Analox Rollers; and Rubber Print Roll; (Varnish Finish)
	(1)	Natural Gas Fired Dryer; Single-Zone, 400°F Maximum Operating Temperature
	(1)	Rotogravure Coating Station; 48”W
	(1)	Natural Gas Fired Dryer; Single-Zone, 400°F Maximum Operating Temperature
	(1)	Tension Roll Stand
	(1)	Surface-Type Rewinder; Line Shaft Driven
	(-)	Controls

Saturation Department
Qty.

1-	Black Clawson 62”W Saturator, Asset #7; (Estimated New In Mid 1980s; Rebuilt In 2001); 250 Yards/Minute Maximum Operating Speed, To Include:
	(1)	Black Clawson Dual-Turret 62”W Unwinder; Brake Type, 50”D x 62”W Maximum Roll Capacity
	(1)	Black Clawson Splice Unit; 62”W; (Slows Down On The Fly)
	(1)	Black Clawson Vacuum Roll; with Dancer Roll, 66”W
	(1)	Zink Manufacturing Saturator; (Early 1990s); with (2) Squeeze Rolls, Estimated 14”D x 68”W, Chilled Iron, Chrome Plated; and Dip Tank
	(2)	Web Flotation Units
	(2)	Marsden Gas IR Units, (2001)
	(1)	Mixing Platform; with (2) Open Top Mixing Tanks, 6’D x 4-1/2’H; Center-Mounted Agitators; and Pumps
	(1)	Tec Systems Natural Gas Fired Flotation-Type Drying Oven, (1985); 500°F Maximum Operating Temperature, 2-Zone, Estimated 6’W x 40’L
	(-)	Edge Guides
(1)

Morrison Can Dryer; 10-Can, 100-Lbs. Pressure/Can, Steam Heated, 36”D x 66”W, 3-Zone, 320°F Maximum Operating Temperature; with Allen-Bradley Model PanelView 600 Control; and (2) ABB Kent Taylor Model Commander 1900 Chart Recorders

	(1)	Chill Roll Station; with (3) Water Cooled Chill Rolls, Estimated 20”D x 66”W
	(1)	Specially Manufactured Calender; 66”W; with Crown Roll, Estimated 20” x 66”; and Flat Roll, Estimated 20” x 66”
	(1)	Roll Change Flying Cut-Off Unit; 62”W Capacity
	(1)	Black Clawson Dual-Turret Unwinder; 62”W Capacity, 50” Maximum Wind Up Roll Diameter, AC Driven
	(1)	Black Clawson Control Console

1-	Black Clawson 62”W Saturator, Asset #6; (Estimated Mid 1950s), 120 Yards/Minute Maximum Operating Speed, To Include:
	(1)	Black Clawson Dual-Turret Unwinder; Estimated 40”D x 62”W Maximum Roll Capacity
	(1)	Vacuum Roll; Estimated 62”W
	(1)	Black Clawson 65”W Saturator; with (2) Squeeze Rolls, (1) Rubber Covered, (1) Chilled Iron and Chrome Plated; and Dip Pan
	(1)	Drying Oven; Estimated 10’W x 20’L; with Marsden Natural Gas IR Unit, (2001); Marsden Electric IR Unit; Steam Coils; and Controls
	(1)	Mixing Platform; with (2) Estimated 300-Gallon Open Top Mixing Tanks; Center-Mounted Agitators; and Pumps
(1)

Black Clawson Can Dryer; Estimated 66”W; with (6) 31”D x 66”W Horizontally-Stacked Steam Heated Cans; (4) 24”D x 66”W Vertically-Stacked Steam Heated Cans; (10) 24”D x 62”W Vertically-Stacked Steam Heated Cans; and (10) 24”D x 66”W Vertically-Stacked Steam Heated Cans

	(1)	Corrugated Roll Station; with (2) 12”D x 62”W Corrugated Rolls, Water

Qty.
Cooled, Powered
	(1)	Chill Roll Station; with (2) 20”D x 66”W Chill Rolls
	(1)	Black Clawson Model 20 Manual Dual-Turret Rewinder, S/N 303A99070; 42”D x 62”W Maximum Roll Capacity
	(1)	Black Clawson Control Console

1-	Black Clawson 78”W Saturator, Asset #9; (Estimated Early 1970s), 250 Yards/Minute Maximum Operating Speed, To Include:
	(1)	Black Clawson Model 21/221 Dual-Turret Unwinder, S/N 99D194431, (1970); Estimated 84”W, 46” Maximum Roll Diameter
	(1)	Black Clawson Splice Unit; Estimated 84”W; (Slow Down On The Fly); with Automatic Tensioning Control
	(1)	Vacuum Roll; 24”D x 84”W
	(1)	Tensioning Roll Station
	(1)	Black Clawson Saturator; 84”W; with (2) Squeeze Rolls, Estimated 14”D x 84”W, Chilled Iron, Chrome Plated
	(1)	Black Clawson Drying Oven; 10’ x 35’; with Marsden Natural Gas IR Unit, (2000); Electric IR Units; and Steam Coils, with Blowers
	(1)	Mixing Platform; with (2) Carbon Steel Mixing Tanks, Estimated 500 Gallon Capacity; Center-Mounted Agitators; and Pumps
	(1)	Morrison Can Dryer; with (24) 48”D x 84”W Horizontally-Stacked Steam Heated Cans, 100-Lb. Steam Pressure, 320°F Maximum Operating Temperature; and (2) Cooling Drums, 48”D x 84”W, Water Cooled
	(1)	Tension Roll Stand
	(1)	Black Clawson Roll Change Flying Knife Cut-Off Unit; 62”W
	(1)	Black Clawson Dual-Turret Rewinder; 48”D x 76”W Maximum Roll Wind-Up
	(1)	Black Clawson Control Console